CONTENTS
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REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          1

FINANCIAL  STATEMENTS  -

  BALANCE SHEET                                                             2

  STATEMENT OF OPERATIONS                                                   3

  STATEMENT OF CASH FLOWS                                                   4

  STATEMENT OF STOCKHOLDERS' EQUITY                                         5

NOTES TO FINANCIAL STATEMENTS                                               6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------




To the Board of Directors and Stockholders
Tel-One,  Inc.
Tampa,  Florida

We have audited the accompanying balance sheet of Tel-One, Inc. (a development stage Company), as of November 30, 2000, and the related statements of operations, cash flows and stockholders' equity for the period from November 3, 2000 (date of inception) to November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Tel-One, Inc. at November 30, 2000 and the result of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

As discussed in Note A, the Company has been in the development stage since its inception on November 3, 2000. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.




BAUMANN,  RAYMONDO  &  COMPANY,  P.A.
Tampa,  Florida
November  20,  2000

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                NOVEMBER 30, 2000


                                     ASSETS


CURRENT ASSETS
  Cash and cash equivalents                               $           1,000
  Contract receivable, current portion                              176,393
  Deferred offering costs                                             8,550
                                                          ------------------

    Total current assets                                            185,943
                                                          ------------------

OTHER ASSETS
  Contract receivable, long-term portion                            185,626
  Organization costs, net of accumulated amortization                 2,458
                                                          ------------------

                                                                    188,084
                                                          ------------------

      TOTAL ASSETS                                        $         374,027
                                                          ==================


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                        $           8,550
                                                          ------------------

    Total current liabilities                                         8,550
                                                          ------------------

STOCKHOLDERS' EQUITY
  Common stock, $.0001 par value, 100,000,000 shares
    authorized, 10,000,000 shares issued and outstanding              1,000
  Paid-in capital                                                   365,594
  Deficit accumulated during the development stage                   (1,117)
                                                          ------------------

    Total stockholders' equity                                      365,477
                                                          ------------------

      LIABILITIES AND STOCKHOLDERS' EQUITY                $         374,027
                                                          ==================




            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                          of this financial statement.


                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                NOVEMBER 3, 2000 (INCEPTION) TO NOVEMBER 30, 2000


REVENUE                                           $           -

OPERATING EXPENSES
  Accounting fees                                         1,075
  Amortization                                               42
                                                  --------------

  TOTAL OPERATING EXPENSES                                1,117
                                                  --------------

NET LOSS                                          $      (1,117)
                                                  ==============


EARNINGS PER COMMON SHARE
  Basic                                           $       NIL
                                                  ==============

  Fully diluted                                   $       NIL
                                                  ==============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                           #REF!
                                                  ==============




            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                          of this financial statement.

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                NOVEMBER 3, 2000 (INCEPTION) TO NOVEMBER 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $      (1,117)
  Adjustments to reconcile net loss to cash used in
    operating activities:
    Amortization                                                42

  Decrease (increase) in current assets:
    Deferred offering costs                                 (8,550)

  Increase (decrease) in current liabilities
    Accounts payable                                         8,550
                                                     --------------
      Total adjustments                                         42
                                                     --------------

    Net cash (used) in operating activities                 (1,075)
                                                     --------------

  CASH FLOWS FROM FINANCING ACTIVITIES
    Contributed capital                                      2,075
                                                     --------------

    Net cash provided by financing activities                2,075
                                                     --------------
  NET INCREASE IN CASH                                       1,000

  CASH, BEGINNING OF PERIOD                                      -
                                                     --------------

  CASH, END OF PERIOD                                $       1,000
                                                     ==============




            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                          of this financial statement.

                                                TEL-ONE, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENT OF STOCKHOLDERS' EQUITY
                               NOVEMBER 3, 2000 (INCEPTION) TO NOVEMBER 30, 2000

                                                                              ACCUMULATED
                                                                                DEFICIT
                                                                               DURING THE
                                            COMMON STOCK          PAID-IN      DEVELOPMENT
                                        SHARES        AMOUNT      CAPITAL         STAGE           TOTAL
                                     ------------  -----------  -----------  ----------------  -----------
BALANCE, NOVEMBER 3, 2000
  (INCEPTION)                                   -  $         -  $         -   $            -   $        -

  Issuance of common stock to
    G.L.C. Cara, Inc. in exchange
    for organization efforts            2,500,000          250        1,000                -        1,250

  Issuance of common stock to
    S.E.B. Capital, Inc. in ex-
    change for organization efforts     2,500,000          250        1,000                -        1,250

  Issuance of common stock to
    Telecom Response, Inc. in
    exchange for contract rights        5,000,000          500      361,519                -      362,019

  Capital contribution by
    W. Kris Brown                               -            -        1,000                -        1,000

  Capital contribution by
    George Carapella                            -            -        1,075                -        1,075

  Net loss during period                        -            -                        (1,117)      (1,117)
                                     ------------  -----------  -----------  ----------------  -----------

BALANCE, NOVEMBER 30, 2000             10,000,000  $     1,000  $   365,594  $        (1,117)  $  365,477
                                     ============  ===========  ===========  ================  ===========




            Read report of independent certified public accountants.
                  The accompanying notes are an intergral part
                         of these financial statements.

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE TEL-ONE)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2000


NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Nature  of  Operations
----------------------

Tel-One, Inc., a Florida corporation organized on November 3, 2000, ("Tel-One"), is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions.

Tel-One's strategy is to provide quick, efficient and affordable project management and technical services on complex telephony projects and plans, such as product evaluations, systems and network design, project implementation, onsite installation services, database design and input, testing and quality assurance primarily to Fortune 2000 companies throughout the country.

Cash  and  Cash  Equivalents
----------------------------

For purposes of the statement of cash flows, Tel-One considers amounts held by financial institutions and short term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Organization  Costs
-------------------

Organization costs, consisting of legal expenses relating the Tel-One's organization, are amortized over 60 months.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Advertising  Costs
------------------

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

Income  Taxes
-------------

Tel-One records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.


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                                        6

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE TEL-ONE)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2000

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Taxes  (Continued)
--------------------------

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Since its inception, Tel-One has an accumulated loss of $1,117 for income tax purposes, which can be used to offset future taxable income through 2015. The potential tax benefit of this loss is as follows:

                  Future  tax  benefit          $            360
                  Valuation  allowance          (            360)
                                                -----------------
                  Future  tax  benefit          $              -
                                                =================

As of November 30, 2000, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

Concentration  of  Credit  Risk
-------------------------------

Financial instruments, which potentially expose Tel-One to concentrations of credit risk, as defined by FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk, consist principally of contract receivable.

Tel-One purchased the rights to the contract receivable, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract. Tel-One is exposes to credit risk relating to the fulfillment and collection on this contract. Generally, contract with governmental entities have low credit risk characteristics.

Earnings  per  Share
--------------------

On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share", which provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity.

Tel-One adopted this pronouncement during the period and as such reported the basic earnings per share, based on the weighted average number of shares outstanding, and the fully diluted earnings per share on the as though the 1,000,000 common shares being registered by Tel-One were outstanding.


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                                        7

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE TEL-ONE)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2000

NOTE  B  -  CONTRACT  RECEIVABLE

On November 7, 2000, Tel-One issued 5,000,000 shares of its $.0001 par value common stock to Telecom Response, Inc., an unrelated entity, in exchange for the rights to the contract receivable, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract identified as contract number 730-030-99-1. This contract commenced August 4, 1998 by and between the State of Florida and Telecom Response, Inc., and has an initial term expiration date of January 1, 2003.

The value of the contract rights was negotiated between the management of both companies. Essentially, the value was determined based on the present value of the projected income stream, net of cost, expected to be received by Tel-One.

In connection with this transaction, George Carapella resigned as president of Tel-One, and Alan Lipstein resigned as secretary and director of Tel-One, and W. Kris Brown and Chuck Williams, president and vice-president strategic planning/finance of Telecom Response, Inc. respectively were elected president and secretary of Tel-One.


NOTE  C  -  STOCK  REGISTRATION

Tel-One is in the process of filing a registration statement with the Securities and Exchange Commission to register 1,000,000 shares of its $.0001 par value common stock, and to register 3,000,000 shares in behalf of its shareholders. In connection with this registration, Tel-One incurred deferred offering costs of $8,550 consisting of legal expenses and costs.


NOTE  D  -  STOCK  ISSUANCES

On November 3, 2000, 2,500,00 shares of Tel-One's $.0001 par value common stock were issued to G.L.C. Cara, Inc. in exchange for organizational efforts valued at $1,250.

On November 3, 2000, 2,500,000 shares of its $.001 par value common stock were issued to S.E.B. Capital, Inc. in exchange for organizational efforts valued at $1,250.

On November 7, 2000, 5,000,000 shares of its $.001 par value common stock were issued to Telecom Response, Inc., an unrelated entity, in exchange for the rights to the contract receivable, net of costs, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract. The value of the 5,000,000 shares issued were determined based on the present value of the projected cash flow stream, net of costs, expected to be received by Tel-One.

On December 17, 2000, Telecom Response distributed the 5,000,000 shares of Tel-One as a stock dividend to its shareholders, including 4,077,000 to W. Kris Brown, its current president.


NOTE  E  -  RELATED  PARTY  TRANSACTIONS

On November 3, 2000, 2,500,00 shares of Tel-One's $.0001 par value common stock were issued to G.L.C. Cara, Inc. in exchange for organizational efforts valued at $1,250. GLC Cara, Inc. is owned by George Carapella, Tel-One's director and other member of his immediate family.


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                                        8

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE TEL-ONE)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2000

On November 3, 2000, 2,500,000 shares of its $.001 par value common stock were issued to S.E.B. Capital, Inc. in exchange for organizational efforts valued at $1,250. S.E.B. Capital, Inc. is owned by the immediate family of one of Tel-One's former directors.

On November 14, 2000 and November 17, 2000 two of Tel-One's stockholders contributed $1,000 and $1,075 respectively, as additional capital.


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                                        9